UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2005

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

None
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2005, Cole WG St. Louis MO Portfolio, LLC, a Delaware limited liability company (the "Acquisition Sub"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale (as amended, the "WG SL Agreement") with Teachers’ Retirement System of the State of Kentucky ("TRSK"), which is not affiliated with the Company, its advisor or affiliates. Series A, LLC, which is an affiliate of the Company and the Company’s advisor, was the original purchaser under the WG SL Agreement and assigned its rights and obligations under the WG SL Agreement to the Acquisition Sub prior to acquiring the property. Pursuant to the WG SL Agreement, the Acquisition Sub agrees to purchase all of TRSK’s interest in (i) a 15,120 square foot single-tenant retail building on an approximately 2.11 acre site located at 6071 Telegraph Road, St. Louis, Missouri (the "Telegraph Property"), (ii) a 15,120 square foot single-tenant retail building on an approximately 2.13 acre site located at 11590 Gravois Road, St. Louis, Missouri (the "Gravois Property") and (iii) a 15,120 square foot single-tenant retail building on an approximately 1.82 acre site located at 500 Howdershell Road, Florissant, Missouri (the "Howdershell Property") (collectively, the "WG SL Properties") for a gross purchase price of approximately $16.40 million, exclusive of closing costs. The WG SL Properties each were constructed in 2001.

In connection with the WG SL Agreement, the Acquisition Sub paid $150,000 as an earnest money deposit (the "WG SL Deposit") to an escrow agent. Upon the consummation of the purchase and sale transaction contemplated by the WG SL Agreement, the WG SL Deposit was applied to the purchase price. The WG SL Deposit was non-refundable and if the transaction was not consummated as a result of a default by the Acquisition Sub, the WG SL Deposit would have been paid to TRSK as liquidated damages. The WG SL Agreement contains customary representations and warranties and customary indemnification provisions.

On November 2, 2005, the Acquisition Sub acquired the WG SL Properties from TRSK. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On November 2, 2005, in connection with the acquisition of the WG SL Properties, the Acquisition Sub obtained an approximately $13.12 million loan from Wachovia Bank National Association (the "Lender") by executing a promissory note (the "WG SL Loan"). The WG SL Loan, which is secured by the WG SL Properties, consists of an approximately $10.66 million fixed interest rate tranche (the "Fixed Rate Tranche") and an approximately $2.46 million variable interest rate tranche (the "Variable Rate Tranche"). The Fixed Rate Tranche has a fixed interest rate of 5.48% per annum with monthly interest-only payments and the outstanding principal and interest due on November 11, 2015 (the "Maturity Date"). The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on February 2, 2006. The WG SL Loan generally is nonrecourse to the Acquisition Sub and COP II, but both entities are liable for customary non-recourse carveouts.

The WG SL Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the WG SL Loan. Notwithstanding the prepayment limitations, the Acquisition Sub may sell the WG SL Properties to a buyer that assumes the WG SL Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the WG SL Property.
In the event the WG SL Loan is not paid off on the Maturity Date, the WG SL Loan includes hyperamortization provisions. The Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the WG SL Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG SL Properties pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the WG SL Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG SL Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.48% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 2, 2005, the Acquisition Sub acquired the WG SL Properties from TRSK. The purchase price of the WG SL Properties was approximately $16.40 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $13.12 million loan secured by the WG SL Properties. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of $246,000 and its advisor a finance coordination fee of $106,600. TRSK paid an affiliate of the Company’s advisor an acquisition fee of $82,000. The area surrounding each of the WG SL Properties within a three-mile radius is shared by multi-family housing and commercial development. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The WG SL Properties are 100% leased to Walgreen Co. ("Walgreens"), subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent for the Telegraph Property, the Gravois Property, and the Howdershell Property is $335,500, $408,000 and $344,000, respectively, or $22.19, $26.98 and $22.75 per square foot, respectively. The annual base rent for the Telegraph Property, the Gravois Property and the Howdershell Property is fixed through the initial lease term, which expires December 31, 2021, October 31, 2021 and February 28, 2021, respectively, and all renewal options. The Telegraph Property, the Gravois Property, and the Howdershell Property each have eight options to renew the respective leases, with each option for an additional five year term, beginning on January 1, 2022, November 1, 2021, and March 1, 2021, respectively.

Walgreens operates over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of "A+" and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol "WAG".

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG SL Properties and will receive a property management fee of 2.0% of the monthly gross revenue from the properties. The Company currently has no plans for any renovations, improvements or development of the WG SL Properties. The Company believes the WG SL Properties are adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before January 16, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Exhibits

99.1 Press release dated November 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

November 7, 2005	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 7, 2005.